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                                                                 EXHIBIT 7(b)(i)


                                    AGREEMENT

This Agreement, dated August 6, 1996, sets forth the terms and conditions of the agreement reached by AT&T and Advanced Voice Technologies, Inc. (sometimes known as Homework Hotline(R) Educational Services, and for purposes hereof "HHES") pursuant to which they will engage in the business described below. In entering into this Agreement, each party is relying on the other party's good faith commitment to support the business during the term set forth below (in accordance with the terms and conditions set forth herein).

Summary Description of the Transaction

AT&T and HHES will work together in carrying out this Agreement to deploy AT&T's Send a Message service ("SAM") to mutually agreed upon schools to be used alone or in conjunction with certain training and support materials provided by HHES to actualize HHES' Homework Hotline(R) programs in such schools (such programs, coupled with SAM, are hereinafter collectively referred to as the "Program"). The literature (other than the customer contracts) relating to the Program (the "Program Materials") provided or sold by AT&T or HHES to participating schools will (subject to the approval process provided for in this Agreement) identify both AT&T and HHES. HHES will be AT&T's sales/customer support representative regarding the deployment of SAM to schools or school districts as may be agreed upon by the parties. The parties will endeavor to enroll as many schools as both parties agree is practical and economical during the 1996/1997, 1997/1998 and 1998/1999 school years, by providing

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such schools with the Program free for a trial period of at least three months and currently anticipated to be a school year. Schools or school districts participating in the trial shall bear the cost of the telephone calls made in using SAM, and shall enter agreements concerning the SAM trial and the post-trial period with AT&T. The parties will jointly determine and document in writing in advance the schools and school districts in which they will endeavor to enroll schools in the Program, subject to AT&T's SAM deployment plan. The parties agree that the first schools to be enrolled in the Program will be in parts of California, Connecticut and New Jersey. AT&T will compensate HHES on a lump-sum payment-per-school basis for its schools that enroll in the Program and successfully implement (as provided in this Agreement) AT&T's SAM service through HHES and will reimburse HHES for certain expenses; HHES will be paid a commission on SAM revenues from participating schools that enroll in the Program through HHES as paying customers following the trial period. AT&T will acquire, for the payments provided for in this Agreement, a non-exclusive license to HHES' Licensed Property (as defined in Section 3) in connection with the Program. AT&T and HHES intend to explore other cooperative ventures in the school messaging and parent involvement areas including integration of customer care for schools and school districts. The parties intend to explore in good faith coordinating billing for their respective products and services. The parties intend to meet on a monthly basis to review the implementation of the Program, measure progress against goals and review budgets and other financial arrangements between them. HHES will also issue warrants to AT&T for the consideration set forth herein. Any conflict between this Summary and the following provisions of the Agreement shall be resolved in favor of the latter.

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1. Conflicts of Interest

AT&T will not offer for sale or use, directly or through third parties, SAM and/or SAM-Type Services (as defined below) to schools or school districts that the parties hereafter jointly agree to enroll in the SAM service through HHES. HHES will not offer for sale or use SAM and/or SAM-Type Services or other school-home voice messaging products or services to schools or school districts that the parties hereafter jointly agree to enroll in the SAM service through HHES, nor will HHES offer for sale or use to any school or school district, in the United States or its territories, non-AT&T long distance or local telephone services, provided that HHES' performance of services for a third party or parties, similar to the services contemplated to be performed by HHES under this Agreement, shall not be deemed a breach of such prohibition. Each party will discuss and consult with the other before selling any SAM and/or any SAM-Type Services to schools or school districts not previously enrolled in the SAM service hereunder, with a view (but with no obligation) toward including the other party in such activities on the terms provided or contemplated herein. For purposes of this paragraph, the terms "SAM and/or SAM-Type Services" means a process of (i) recording and storing an oral communication, and (ii) enabling such communication to be delivered over the telephone network to a designated telephone number(s) by playing the recorded message to the party/parties answering a call(s) to such number(s) or notifying such answering party/parties that a recorded oral communication can be accessed by dialing a specified phone number. The terms "SAM and/or SAM-Type Services" does not include any process whereby a customer subscribes

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through AT&T (i) to a voice mailbox for incoming calls or (ii) to the capability of leaving a communication for later attempted delivery when it encounters a busy or no-answer condition. Further, the terms "SAM and/or SAM-Type Services" do not include any products or services that involve wireless transmission, broadband transmission, the Internet or any other form of transmission not currently used for any AT&T SAM and/or SAM-Type Services.

2. Term of Agreement

Subject to the terms and conditions of this Agreement, the duration of this Agreement is three years from the date hereof, with automatic one-year renewals unless a party serves notice of intent not to renew not less than 180 days prior to a renewal date. HHES will deliver a signed warrant in the form of Exhibit G (the "Warrant") at the time AT&T delivers a check in the amount of $1.8 million. In the event of a conflict between the provisions of the Warrant and the provisions of this Agreement, the provisions of the Warrant shall control.

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3. Non-Exclusive License

a. For purposes of this Agreement, "Licensed Property" means (a) HHES list management software as it exists on the date of this Agreement and as it may be modified during the term hereof, (b) documentation related to such software, and
(c) all written and audio visual materials created solely or primarily by HHES prior to the effective date of this Agreement and during the course of this Agreement relating to the Program. HHES grants to AT&T a non-exclusive, non-assignable license to use, modify, prepare derivative works based on, reproduce, distribute, market, and publicly display and perform Licensed Property for the purpose of selling SAM as provided in this Agreement and for the purpose of serving the schools and school districts that enroll in the Program during the term of this Agreement on a trial or paying basis. The aforesaid license shall be a perpetual, irrevocable license with respect to schools and school districts enrolled in the Program on a trial or paying basis on the date of the termination of this Agreement, unless (x) this Agreement is terminated by HHES pursuant to Section 10(a), in which event such license shall terminate on the date of the termination of this Agreement, or (y) AT&T fails to
(i) pay the commissions due to HHES with regard to such schools and school districts, (ii) comply in all material respects with the provisions of this Agreement other than those relating to the enrollment of new schools and school districts in the Program and within 30 days of notice from HHES fails to cure such non-compliance, or (iii) make the Annual Payments, in which event such license shall terminate upon the occurrence of such failure. In connection with the list-management software HHES agrees to deliver its current software to AT&T, and to use reasonable commercial efforts to (i) complete development of the software,

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(ii) correct any "bugs" that may be discovered in such software, (iii) make such improvements to the software as AT&T and HHES may jointly determine to be necessary or desirable, and (iv) make its list-management software interoperable with AT&T's Group List Administration Server. In the event that only one of the parties desires to effect a change in the software, such party shall pay the cost of effecting such change. If AT&T is the party desiring to effect such change, HHES shall use reasonable commercial efforts to do so, and AT&T shall own all intellectual property rights in such change, and hereby agrees to license such rights under a non-exclusive, non-assignable, perpetual, irrevocable license to HHES at a reasonable fee. If HHES is the party desiring to effect such change, it shall do so only with the consent of AT&T, which consent shall not be unreasonably withheld, and shall be deemed to have been given if AT&T does not notify HHES to the contrary within 10 days of AT&T's receipt of notice from HHES regarding its desire to effect such change, which notice shall set forth in reasonable detail the change proposed to be made by HHES.

b. Upon non-renewal or a termination of this Agreement, other than a termination by HHES pursuant to Section 10(a), HHES shall deliver to AT&T the source code to the HHES list management software, a compiler or similar computer program that can convert the source code into object code, and all documentation then in the possession of HHES and reasonably required by AT&T to maintain the list management software for the schools and school districts enrolled in the Program on a trial or paying basis on the date of the termination of this Agreement. All of the items that shall be so delivered are Licensed Property under the above license. HHES represents and warrants that it owns the Licensed Property and has the right to grant the above

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license.

4. HHES' Responsibilities

a. Provide all "Program Management" services, including ongoing support services to the schools and school districts that participate in the Program (regardless of whether such schools and school districts use HHES' or a third party's list management software). "Program Management" will include the performance of the following functions by HHES: identification of target schools and school districts in conjunction with AT&T; development, production, distribution and implementation of Program Materials (currently intended to include the material set forth on Exhibit A, but subject to modification by agreement of both parties), with AT&T bearing only the cost of production for material audio or video development, if any, such costs to be budgeted by HHES and approved in advance by AT&T; development for AT&T's consideration of a draft agreement between AT&T and the schools, districts, regions or other entities, as appropriate (alternatively and upon AT&T's request, provide AT&T sample HHES contracts with such parties), stipulating the absence of warranties and liability regarding the operation of the Program during any trial period (being the period in which the Program is provided free of charge); training for, and set-up/installation support of, teachers, system administrators and committees; ongoing post-sale support, including a help desk (the services and performance of such help desk to be reasonably acceptable to AT&T) that will be available free of charge to each school for the same period of time as the trial period for such school, and thereafter free to each school and at a charge to AT&T equal to HHES' actual costs of providing

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such post-sale support after the trial period; and enrolling trial period customers as paying customers at rates determined by AT&T, which will be substantially in accordance with those set forth on Exhibit B.

b. Provide its list management software free of charge to the schools and school districts that participate in the Program, provided that HHES shall be under no obligation to upgrade such software after it is installed. HHES agrees that such schools and school districts may retain and continue to use such list management software after the termination of this Agreement.

c. Promptly establish and train a direct sales team the individual members of which shall be subject to AT&T approval, which will not be unreasonably withheld. AT&T will be provided with each sales team member's resume and may interview each at its own expense.

d. Be responsible for all expenses it incurs except for those AT&T has agreed to pay pursuant to Sections 4(a), 4(e), 4(h), 5(e) and 6, and the expenses AT&T is required to pay pursuant to Section 10(b).

e. Obtain, retain and provide to AT&T on a regular basis the market data and customer information described on Exhibit C, and such other information regarding the Program as AT&T may reasonably request, provided that such other information may be obtained and provided without undue effort on the part of HHES, and the cost of obtaining and providing such other information shall be paid by AT&T.

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f. Create and retain complete and accurate records of expenses and activities for which payment or reimbursement from AT&T will be sought, and permit AT&T to audit.

g. Maintain at their own expense general liability, auto and Workmen's Compensation insurance protecting HHES and AT&T from claims, provided that the premiums for any coverage requested by AT&T that is in excess of that which is customarily requested of 3rd parties by AT&T shall be paid by AT&T.

h. Adhere to the following principles in providing SAM to schools:

         - obtain AT&T's prior written approval for any materials it intends to use in marketing and supporting SAM, such approval not to be unreasonably withheld, with AT&T's desire to protect its brand by insisting on very high quality and an adherence to its policies on display of its brand being deemed reasonable.

         - submit to customers only order forms and/or written contracts for SAM approved in writing by AT&T, such approval not to be unreasonably withheld.

         - refrain from making representations or warranties relating to SAM, except as expressly permitted by AT&T in writing, and refrain from representing that HHES has any relationship with AT&T other than the relationships described in this Agreement.

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         - devote commercially reasonable best efforts (and subject to the terms and conditions set forth herein) to promote, market, sell and support SAM.

         - maintain (after AT&T's approval of the personnel) a competent and well trained sales team.

         - ensure that customers do not confuse products and services provided by HHES on its own behalf with SAM and other AT&T services and products.

         - report promptly to AT&T all customer complaints regarding SAM and provide AT&T the opportunity to participate in any of HHES' sales and marketing contacts with customers.

         - subject to the terms and conditions set forth herein, adhere to all instructions received from AT&T concerning SAM prices and other SAM contract terms, operating methods and procedures, use of AT&T trademarks, and marketing practices.

5. AT&T's Responsibilities

a. AT&T will offer SAM in accordance with the terms of this Agreement, and will handle the billing and collection for SAM and permit HHES to audit for purposes of verifying that all commissions earned on revenues have been paid. AT&T will be under no obligation to expand the capacity of its SAM infrastructure or to meet market demand for SAM.

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b. In consideration of the license granted to AT&T pursuant to Section 3(a),
AT&T will pay HHES $1,800,000 as specified in Section 2, and will pay $900,000 on each of the first and second and, if this Agreement is extended beyond its initial three-year term, third anniversaries of the date of the signing of this Agreement (the "Annual Payments"), it being agreed that if this Agreement is extended beyond its initial three-year term, no such annual payment shall be payable after the third anniversary of this Agreement.

c. HHES will bill AT&T and AT&T will pay such bill within 60 days of its receipt thereof (unless otherwise agreed by the parties) as provided on Exhibit D for schools enrolled during the 1996/1997, 1997/1998 and 1998/1999 school years (for the purposes of this section, enrollment means AT&T having an executed agreement with the enrolled school or other appropriate educational body such that the school is committed to utilizing SAM for a trial period). For schools enrolled in the 1996/1997, 1997/1998 and 1998/1999 school years the amounts billed by HHES to AT&T and the dates on which such bills will be sent, are set forth on Exhibit D. If this Agreement is extended beyond its initial three-year term, for schools enrolled in the 1999/2000 school year and all school years thereafter, the parties will negotiate in good faith a lump sum payment per school based on the principle that such lump sum payment should reflect the actual experience gained by the parties in establishing and maintaining those schools previously enrolled in the Program.

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d. If, on September 1 of each year during the term of this Agreement (including any extensions thereof), at least 50% of the schools that have theretofore completed a trial period have re-enrolled in the Program, AT&T will pay HHES a commission on gross SAM revenues (not including revenues from common carrier transport services) from each school that initiates SAM through HHES, as set forth below:

                  % of Re-enrollment                  Commission
                  ------------------                  ----------
                      50% - 75%                           15%
                      over 75%                            20%

Such commissions shall be payable on revenue received from September 1 of such year through August 31 of the following year. If such commission is a greater percentage than the largest percentage paid by AT&T to its representatives for similar services, such percentage paid to HHES shall be reduced to such other percentage.

e. AT&T shall reimburse HHES, upon receipt of adequate documentation, for expenses approved in accordance with Sections 4(a), 4(e), 4(h) and 6, and the expenses required to be paid by AT&T pursuant to Section 10(b).

f. AT&T will obtain, retain and provide to HHES on a regular basis the information described on Exhibit C, and such other information regarding the Program as HHES may reasonably request, provided that such other information may be obtained and provided without undue effort on the part of AT&T, and the cost of obtaining and providing such other information shall be paid by HHES.

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6. Budgets

AT&T shall pay for special promotional events and one-time creative charges only in accordance with budgets approved in writing in advance by AT&T.

7. Dual Branding

All literature relating to the Program, other than customer contracts, will identify both AT&T and HHES, subject to AT&T's guidelines and pre-publication approval as to the use of the AT&T name, logo and trademark. AT&T's name, logo, and trademark may not be placed on materials that refer solely to HHES' products or services, and the literature identifying both companies must clearly distinguish which entity is responsible for which products and services. AT&T's name will appear first on all literature bearing both companies' names.

8. HHES Deliveries

a. HHES represents and warrants that its balance sheet and income statement attached to this Agreement reflect its financial condition in all material respects as of the date and for the period therein indicated, and that it has no significant pending litigation. HHES will provide AT&T copies of all Form 10-Ks, 10-Qs and 8-Ks hereafter filed by HHES with the Securities and Exchange Commission.

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b. HHES will deliver the following to AT&T simultaneously with the transactions listed in the last sentence of Section 2 the items listed in Section 9 of the Warrant.

9. AT&T Securities Laws Representations

AT&T hereby represents and warrants to HHES, that the Warrant and, if and to the extent the Warrant is exercised, the shares acquired pursuant to such exercise, are being acquired for investment and not with a view to the public distribution thereof, and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended, and in compliance with any applicable state securities laws and this Agreement. This representation shall be deemed to be remade and ratified upon each exercise of the Warrant with respect to the shares acquired upon such exercise.

10. Termination

a. Either party may terminate this Agreement upon a material breach of this Agreement by the other party following a failure to correct the breach within 30 days of notice from the other party. In addition, AT&T or HHES may also terminate this Agreement upon 60 days' advance written notice without liability should the other fail to meet the performance goals provided on Exhibit E and not take reasonable steps to correct such failure during such 60-day notice period.

b. In the event that AT&T determines that it will no longer be providing SAM and/or SAM-Type Services to schools or school districts, AT&T may terminate this Agreement prior to the

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expiration of the stated or any renewal term hereof, but only if (i) AT&T promptly notifies HHES of such determination and the date on which AT&T will cease to provide such services, which notification to HHES shall in no event be received by HHES less than 90 days prior to the date on which AT&T will cease to provide such service, (ii) on the date that such notice is received by HHES, AT&T pays HHES $500 per school for (A) all of the schools then enrolled in the Program on a trial or paying basis, and (B) that number of additional schools that the parties had theretofore agreed in writing to enroll in the Program, and
(iii) AT&T reimburses HHES, on the date that such notice is received by HHES, for all reasonable expenses incurred by HHES prior to such date for which HHES is entitled to reimbursement pursuant to the terms of this Agreement, and all reasonable expenses incurred by HHES in the process of enrolling any agreed upon additional schools in the Program for which HHES has not theretofore received its lump sum payment pursuant to the terms of this Agreement. If AT&T complies in all respects with the provisions of the foregoing clauses (i), (ii) and
(iii), this Agreement shall terminate on the date provided in the notification referred to in the foregoing sentence, and such termination shall not be deemed a breach of this Agreement by AT&T.

11. Effects of Termination

a. No further marketing of SAM by HHES, and no further marketing of HHES products and services by AT&T.

b. Commissions regarding schools that have enrolled in the Program on a trial or paying

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basis prior to termination that would be due to HHES under Section 5(d) if this
Agreement had not been terminated by AT&T (unless terminated by AT&T on account of a material breach of this Agreement by HHES) will continue for the lesser of
(i) a period of 3 years, or (ii) such time, if ever, as the customer discontinues services for a minimum of 12 consecutive months.

c. Except as provided in Section 11(i) below, for a period of 12 months after termination neither party hereto may market a product or service of a third party that is competitive with the products and services provided by the other party hereto (i.e., SAM or SAM-Type Services in the case of AT&T, and support, training, and materials provided under Section 4 in the case of HHES) to the schools and school district participating in the Program, provided that each party hereto may market its own services, and provided further that a party hereto shall not be bound by the prohibition contained in this subsection (c) if the termination of this Agreement is the result of a material breach of this Agreement by the other party hereto.

d. Confidentiality provisions will remain in effect for two years following termination.

e. Except as provided in Section 11(i) below, HHES will provide AT&T with a final report regarding those items listed on Exhibit C that are regularly provided by HHES to AT&T.

f. AT&T will provide HHES with a final report regarding those items listed on Exhibit C that are regularly provided by AT&T to HHES.

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g. No additional HHES expenses will be reimbursed by AT&T, other than expenses incurred by HHES while this Agreement was still in effect, and which remain unpaid on the date of termination.

h. Except as provided for in Section 3(a), with regard to changes in list management software paid for by AT&T, the intellectual property developed solely or primarily by one party shall be owned by that party, and the intellectual property jointly developed by the parties in support of the Program shall be owned by both parties jointly. Any dispute concerning the ownership of intellectual property developed while this Agreement was still in effect or concerning the licensing of intellectual property pursuant to this Agreement shall be resolved by binding arbitration in Manhattan, N.Y. in accordance with the following procedures.

                  (i) A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "Instituting Party") believes to be a breach or is in dispute. The demand (the "Demand") shall reference principal provisions of this Agreement that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach copies of all pertinent documents and other things then in its possession which the Instituting Party views as having direct bearing on the relief sought under the Demand. The receiving party (the "Other Party") shall, within 20 days of receipt of the Demand, provide the Instituting Party and to the arbitrators a response (the "Answer"), referencing provisions of this Agreement that the Other Party views as controlling, and shall attach copies of all pertinent documents and other things (other than those attached to the Demand) then in its possession

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which it views as having direct bearing to support the contentions of the
Answer. Each party shall appoint one person to hear and determine the dispute within ten days after the Other Party's receipt of the Demand. (If a party fails to so designate its arbitrator within said ten days, then the arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy.) The two persons so chosen shall, within 20 days, select a third, impartial arbitrator. If they fail to do so within said 20 days, either party may petition the American Arbitration Association (the "AAA") in New York, NY (or in any other jurisdiction to which both parties may, in their discretion, agree) to appoint the third arbitrator. The majority decision of the three-arbitrator panel (or the decision of the single arbitrator) shall be final, binding, conclusive and non-appealable.

                  (ii) Each arbitrator, including any arbitrator appointed by AAA, shall have substantial experience with intellectual property legal issues. Each party shall pay the arbitrator it designated and shall share the cost of the third (or, if applicable, the sole) arbitrator. In the event that the parties are unable to agree upon a rate of compensation for the third (or sole) arbitrator, the arbitrator shall be compensated for his or her services at a rate to be determined by the AAA.

                  (iii) Discovery shall be liberally allowed by the arbitrators as contemplated by the Federal Rules of Civil Procedure, subject, however, to such limitations as the arbitrators determine to be appropriate under the circumstances, it being the parties mutual desire to have a prompt and efficient arbitration.

                  (iv) The arbitrators shall endeavor to promptly schedule the hearings, and to hold the hearings (on consecutive days if practicable), and shall have authority to award relief

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under legal or equitable principles, including interim or preliminary relief.
Nothing in this section shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction sitting in New York, NY (or in any other jurisdiction to which both parties may, in their discretion, agree) before the arbitration panel is constituted and convened.

                  (v) Other than attorney's fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne by the losing party or shall be allocated between the parties in such proportions as the arbitrators decide.

                  (vi) The arbitrators shall, upon the request of either party, promptly (and in all events within 30 days of the conclusion of the hearing) issue a proposed written opinion of their findings of fact and conclusions of law which shall become final and binding in accordance with the terms thereof unless either or both parties seek reconsideration in accordance with subsection
(vii) below. In making their decision, the arbitrators shall be bound by the terms of this Agreement.

                  (vii) Either party shall have the right, within 20 days of receipt of the arbitrators' proposed opinion, to file with the arbitrators a motion to reconsider (accompanied by a reasonable memorandum), and the other party shall have 20 days to respond to that memorandum. After receipt of such memorandum and response, if any, the arbitrators thereupon shall reconsider the issues raised by said motion and, promptly, either confirm or change their majority decision which shall then be final and conclusive upon both parties. The costs of such a motion for reconsideration and written opinion of the arbitrators shall be borne by the moving party, or shared equally by both parties if both parties request such reconsideration.

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i. In the event that this Agreement terminates pursuant to Section 10(b) above,

                  (i) the provisions of Section 11(c) above shall be void and of no force or effect with regard to HHES,

                  (ii) for a period equal to the longer of (A) 12 months from the date of termination of this Agreement, or (B) the period of time remaining in the term of this Agreement on the date of such termination, AT&T shall not market a product or service (either on its own or with one or more other parties) that is competitive with the products and services provided by HHES under this Agreement (i.e., the support, training and materials provided under Section 4), nor shall AT&T (directly or through third parties) market the SAM and/or SAM-Type Services to schools or school districts other than with HHES under the same terms and conditions as are provided in this Agreement, and

                  (iii) HHES shall have no obligation to provide AT&T with a final report pursuant to Section 11(e) above.

12. Indemnity

Each party ("indemnitor") at its own expense will indemnify and hold harmless the other party and its officers, directors and employees against third party claims and related expenses (including reasonable attorney's fees) arising out of this Agreement based on strict tort liability, breach of warranty, violation or infringement of any patent, copyright, trade secret, license or other property of any third party, or the intentional or negligent acts or omissions of such

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indemnitor, provided that the indemnitor's obligation shall be reduced to the extent the claim or expense is attributable to the other party with the understanding that the other party's use of the indemnitor's intellectual property shall not make such claim or expense attributable to the using party.

13. Scope of HHES Authority

HHES will market SAM and support the Program as an independent contractor and not as a franchisee, agent, partner or joint venturer of AT&T. HHES is authorized to receive orders but not to bind AT&T contractually. It may refer to itself as "AT&T's Authorized Representative" only during the term of this Agreement and only regarding the marketing of SAM in an educational context. HHES will market and support SAM through its own employees; it may not subcontract or appoint others to perform these functions without the prior approval of AT&T. Subject to Section 1, HHES can continue to market and support its own services and products.

14. Limitation of Liability

The aggregate total liability of either party to the other for any and all claims in connection with this Agreement, from any cause whatsoever (excepting personal injury and/or death) regardless of the cause of action, whether in contract, tort, or otherwise shall in no event exceed $10 million; provided that the losing party in any action shall pay the other party's reasonable legal

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fees and expenses with regard thereto.

15. Choice of Law

This Agreement shall be construed and governed in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof. Any legal action arising from or in connection with this Agreement must be brought within one (1) year after the cause of action arises.

16. Assignment

Neither party may assign this Agreement without the consent of the other party.

17. Force Majeure

Neither party shall have any liability for any loss or for any failure to perform any obligation hereunder due to a Force Majeure (as defined below), except that failure to meet payment obligations shall not be excused by a Force Majeure. If a Force Majeure delays a party's performance for more than 60 consecutive days, the other party may terminate this Agreement. Force Majeure means one or more causes, which are beyond a party's control, including the following: acts of God or the public enemy; acts of government or any agency thereof; as regards HHES, extraordinary acts or omissions of the schools; as regards AT&T, extraordinary acts or omissions of the Local Exchange Carriers; fires; floods; epidemics; riots; quarantine restrictions; strikes or other work stoppages; civil insurrections; freight embargoes; and unusually severe weather.

18. Amendments

Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally. Amendments must be in writing and subscribed by the parties.

19. Confidentiality

a. This Agreement and any information and data of any nature including, but not limited to, proprietary, technical, marketing operating, performance, costs, know-how, business pricing policies, programs, data systems, inventions, discoveries, trade secrets, techniques, process, computer programming techniques and all record-bearing media containing or disclosing such information and techniques furnished by one party to the other in connection with this Agreement ("Confidential Information") and all copies of Confidential Information made by the receiving party: (a) shall be held in confidence and protected in accordance with the security measures with which it protects its own proprietary and confidential information which it does not wish to disclose; (b) shall be used by the receiving party and its employees only to perform their responsibilities pursuant to this Agreement; (c) shall not be reproduced or copied, in whole or in part, except as necessary for its authorized use; and (d) shall be returned to the originating party upon request or destroyed, together with all copies, when it is no longer needed or upon termination or expiration of this Agreement. Confidential Information shall not be disclosed to third parties, including but not limited to the receiving party's dealers or distributors, without the prior written consent of the originating party. Information disclosed pursuant to this Agreement that either party considers Confidential Information and that is provided in tangible form shall be marked confidential, proprietary or private. The receiving party shall have no obligation to treat as proprietary or confidential any information which: (a) is disclosed to third parties by the disclosing party without restriction; (b) is or becomes publicly available other than by the receiving party's breach of its obligations; or (c) is required by law or legal process to be disclosed. The parties agree to adhere to the requirements of this Article for three (3) years following the termination or expiration of this Agreement.

b. Except as otherwise required by law, any Form 8-K disclosures required of HHES in connection with this Agreement will refer only to such press releases as may be approved by both parties. AT&T will have primary responsibility for developing press releases and related publicity in connection with this Agreement, and will coordinate and discuss the same with HHES, it being agreed that no press release will be issued by either party with regard to this Agreement without the approval of the other party, such approval not to be unreasonably withheld, and such approval to be deemed to have been given if a party does not notify the other party to the contrary within three days of its receipt of a draft press release from the other party. The initial press release regarding this Agreement shall be in the form of Exhibit F, and shall be issued by HHES promptly after the execution of this Agreement.

20. Trademarks and Trade Names

Except as expressly permitted hereunder, each party agrees not to display or use, in advertising or otherwise, any of the other party's trade names, logos, trademarks, trade devices, service marks, symbols, codes, specifications, abbreviations or registered marks, or contractions or simulations thereof (hereinafter referred to collectively as "Marks") and will not permit the same to be used or displayed by third parties. Any use by a party of the other party's Mark shall be subject to the other party's advance approval in writing. Neither party shall claim ownership or any other rights in the other party's Marks. Upon termination of this Agreement, any and all rights or privileges of either party to use the other's Marks shall expire and each party shall discontinue the use of the other's Marks.

21. Notices. All notices or other communications provided for under this Agreement shall be in writing and delivered or sent by telegram, telex, electronic mail, facsimile, reputable overnight courier or similar confirmed communication and shall be addressed as follows:

         To AT&T:

                  AT&T Corp.
                  295 North Maple Avenue
                  Room 7214 M2
                  Basking Ridge, New Jersey 07920
                  Attention:  William Burger
                  Facsimile:  (908) 630-1076
                  Voice:  (908) 221-2562

         Copy to:

                  AT&T Corp.
                  Room 3258 C1
                  295 North Maple Avenue
                  Basking Ridge, NJ 07920
                  Attention:  Richard Cohen, Esq.
                  Facsimile:  (908) 953-8360
                  Voice:  (908) 221-7421

         To HHES:

                  Advanced Voice Technologies, Inc.
                  369 Lexington Avenue, 14th Floor
                  New York, New York 10017
                  Attention:  Gwyeth Smith, President
                  Facsimile:  (212) 697-9236
                  Voice:  (212) 885-0752

         Copy to:

                  Sierchio & Albert, P.C.
                  41 East 57th Street
                  New York, New York 10022
                  Attention:  Stephen A. Albert, Esq.
                  Facsimile:  (212) 446-9504
                  Voice:  (212) 446-9500

22. Waivers

A waiver of any claim, demand or right based on the breach of any provision of this Agreement shall not be construed as a waiver of any other claim, demand or right based on a subsequent breach of the same or any other provision. No waiver by a party of any breach by the other party under this Agreement shall be effective unless such waiver is set forth in a written instrument signed by the non-breaching party. The failure of a party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement, or any part, or the right of any party hereafter to enforce each and every provision hereof.

23. Unenforceability

If any part, term or provision of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining parts, terms or provisions shall not be affected. Such part, term or provision shall be ineffective only to the extent of such invalidity, illegality or enforceability without invalidating the remainder of such part, term or provision or the remaining portions of this Agreement. The rights and obligations of the parties shall be construed as if the Agreement did not contain the particular invalid, illegal or unenforceable part, term or provision, unless such invalid or unenforceable part, term or provision is material and essential to either one of the parties, in which event the parties shall immediately negotiate a replacement therefor.

24. Headings

The Section headings are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

25. Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto, and supersedes any prior agreements and understandings between the parties (including the document dated July 11, 1996).

                      [Signatures appear on following page]

      IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

AT&T CORP.                                   Advanced Voice Technologies, Inc.


By: /s/ Illegible                            By: /s/ Illegible
    ----------------------------                 ----------------------------

                                    EXHIBIT A

                       INTENDED IMPLEMENTATION & ON-GOING
                                PROGRAM MATERIALS

IMPLEMENTATION MATERIALS

FOR ADMINISTRATORS:

         Leadership Strategies Kit
         "Hot To Use The Hotline" Guide
         Orientation Video
         School Banner

FOR TEACHERS:

         Motivational Video
         Audio Training Tapes
         Teacher Training Guides
         Teacher Guide Cards

FOR PARENTS:

         Magnets (or other Introductory Promotional Item)
         Telephone Stickers (or other Introductory Promotional Item) Introductory Booklet

ONGOING PROGRAM SUPPORT MATERIALS

FOR TEACHERS:

         Quarterly Newsletters (at 3 grade levels-elementary, middle & high school)

FOR PARENTS:

         Bi-monthly Newsletters (at 3 grade levels in 3 languages, if necessary) (English, Spanish & TBD based on Territory)

         1 Additional Parenting booklet (at 3 grade levels in 3 languages, if necessary)

                                    EXHIBIT B

                              PER STUDENT ENROLLED
                          CHARGE FOR AT&T'S SAM SERVICE
                          AS ENVISIONED IN MAY OF 1996


                                     MONTHLY CHARGE
YR1                                       FREE
YR2 and thereafter                   $1.00 to $2.00

                                    EXHIBIT C

HHES Reporting Responsibilities              AT&T Reporting Responsibilities
School Name                                  System Utilization Reports and Raw Data
School District                                       Research Data, as appropriate
School Contact Person
Primary Contact Person
School Principal
District Superintendent
Number of Teachers in School
Number of Students in School, by Grade

                                    EXHIBIT D

              Critical Dates for Program Implementation and Billing

Date                         Amount Billed Per School
- ----                         ------------------------
Enrollment Date(1)           50% of the amount provided in Exhibit D(1) for
                             each school enrolled in the Program on such date

Live Date(2)                 $0

Threshold Date(3)            50% of the amount provided in Exhibit D(1) for each
                             enrolled school for which an average of 5000
                             messages have been sent two consecutive months, 50%
                             of those messages having been sent by teachers.4

- -------------------------

(1) Anticipated to be July 15 for the Fall semester and December 15 for the Spring semester, but in any case at least 45 days prior to the Live Date.

(2) The "Live Date" shall mean the date on which service is first offered to a given school or group of schools. Anticipated to be September 1 for the Fall semester and February 1 for the Spring semester.

(3) Anticipated to be December 1 for the Fall semester and May 1 for the Spring semester, but in any case 90 days after the Live Date.

(4) A message is defined by the number of addressed recipients (i.e., if a teacher sends a message that may be "picked up" by 30 parents, the teacher is deemed to have sent 30 messages). If AT&T has failed to offer service for at least two consecutive months without undue interruption or poor quality, AT&T will pay such $750 per school regardless of whether HHES attains these thresholds, provided that HHES has provided prompt notification to AT&T of such instance of undue interruption or poor quality. At AT&T's election, HHES will use reasonable commercial efforts to replace each school that does not attain the message sending thresholds specified in the above table (unless such failure is the fault of AT&T) without the payment of any additional Enrollment Date fee.

                                  EXHIBIT D(1)

                               PAYMENT PER SCHOOL

NUMBER OF SCHOOLS                          AMOUNT PAID PER SCHOOL
- -----------------                          ----------------------
For schools 1-200                          $5,000 per school

For schools 201-700                        $3,000 per school

For schools 701-1,700                      $2,500 per school

For schools 1,701-3,200                    $2,000 per school

For schools 3,201 and thereafter           $1,500 per school

                                    EXHIBIT E

HHES PERFORMANCE GOALS:

1. To initially enroll the number of schools required to meet 75% of targets agreed to by the parties.

2. To maintain an average of 5,000 messages sent per month per school at schools participating in the Program, with an average of 50% of those messages originating from teachers, after the third month of operation.

3. To re-enroll 50% of all schools participating in a trial period after the trial period is over (as measured on September 1 of each year).

AT&T PERFORMANCE GOALS:

1. To make SAM available to 75% of schools enrolled for a trial period within 60 days of the target date as set on a case-by-case basis by the parties and to make SAM available to 95% of such schools within 3 months after the initial target date.

2. To maintain the SAM service without recurring interruption, disruption or diminished quality of service, provided that allowance is made for reasonable debugging of software during the first 3 months after release of the original or any new version of SAM-related software. It is understood that SAM does not include telecommunication transport services or HHES software.

                                   EXHIBIT F

PRESS RELEASE

        New York, N.Y., August   , 1996 -- Advanced Voice Technologies, Inc.
(NASDAQ Small Cap: HMWK) announced today that it has signed a co-marketing agreement with AT&T to help implement and support AT&T's program to offer voice messaging services to primary and secondary schools across the United States. The program will initially be provided to selected schools in the cities served by AT&T's voice messaging services. The AT&T services are being provided to public and private schools as a component of the AT&T Learning Network announced by AT&T Chairman Robert E. Allen in 1995.

        Advanced Voice Technologies (AVT), better known as Homework Hotline(R) Educational Services, will work with AT&T to help schools maximize the educational benefits of AT&T's networked-based voice messaging service. AVT will train administrators, teachers and other school personnel to use the service as a tool to improve communication between the school and the home. The Company will also provide ongoing technical and education support to the schools enrolled in the program.

        "We believe that Advanced Voice Technologies will provide us with valuable expertise as we introduce this new service to the schools and homes of America, said Mr. Waring Partridge, Vice President of AT&T's HomePlace services group. "By offering voice mailboxes to parents and teachers in schools we serve, AT&T will enable people to communicate in an entirely new way and give them better control of their time. We've chosen to introduce the service to schools and their communities first because the need is so great, and the potential benefit is so large."

        Nancy Shalek, Chairman of AVT, said, "We are thrilled to be working with AT&T to tackle this ambitious project, and the agreement we have struck is clearly the most important in our Company's 13 year history. It represents millions of dollars in revenue for AVT, adding to the work we are already doing with the State of New York, the County of Los Angeles and the American Business Collaboration as one of the Company's key initiatives. Even more importantly, it has the potential to significantly accelerate the fulfillment of AVT's overriding objective: to improve the academic performance of students across the country by facilitating increased parent involvement in their educational process."

        As part of the agreement, which has an initial term of three years, AT&T has purchased rights to a non-exclusive license to use AVT's software and certain intellectual property rights. The agreement also provides for the issuance to AT&T of a warrant representing the right to purchase, for a nominal price, that number of shares in AVT that would give AT&T ownership of 40% of the sum of the outstanding shares and the shares that underlie the warrant. On the first anniversary of the agreement, a portion of the warrant representing a 10% ownership share in AVT will vest and become exercisable. The remainder of the warrant will vest in increments as certain business hurdles are met, with full vesting contingent on AVT's realizing $20 million or more in revenue from this agreement. In general, any portion of the warrant that remains unexercised upon the termination of the agreement will lapse.

        Based in New York City, Advanced Voice Technologies is a pioneering provider of educational services to schools. Founded in 1983, AVT was one of the first companies in the United States to apply voice-messaging technology to schools with the intention of promoting better communications between the schools and the home. Its systems have been installed at hundreds of schools in more than 30 states.